UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013 (November 16, 2013)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

RCS Capital Corporation Enters into a Merger Agreement with Summit Financial Services

On November 16, 2013, RCS Capital Corporation (the “Company”) and Dolphin Acquisition, LLC (“Merger Sub”), a newly formed wholly-owned subsidiary of the Company, entered into an agreement and plan of merger (the “Merger Agreement”) with Summit Financial Services Group, Inc. (OTCMKTS:SFNS) (“Summit”). None of Summit or its subsidiaries has a material relationship with the Company or Merger Sub and the merger will not be an affiliated transaction.

Summit is a Florida-based financial services holding company that, through its subsidiary, Summit Brokerage Services, Inc. (“SBS”), provides a broad range of securities brokerage and investment services to primarily individual investors, sells insurance products, including variable and fixed annuities and life insurance, and provides, through its registered investment advisor subsidiary, asset management and investment advisory services.

Under the Merger Agreement, Summit will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the merger as a wholly owned subsidiary of the Company. The Company expects that Summit’s business, once acquired, will operate independently of the Company’s wholesale broker-dealer subsidiary, Realty Capital Securities, LLC, and function as a separate business unit alongside the Company’s existing operating subsidiaries.

The Merger Agreement provides that each share of common stock of Summit (excluding any dissenting shares) outstanding immediately prior to the closing will be converted into the right to receive (a) $1.2578, representing the sum of the consideration payable in the Merger by the Company, plus cash contributed by Summit (the “Closing Merger Consideration”), and (b) one non-transferable contingent value right (a “CVR”) to be issued by the Company pursuant to a CVR agreement to be entered into at the closing (the CVR and the Closing Merger Consideration, collectively, the “Aggregate Merger Consideration”). The Merger Agreement also entitles the holders of such Summit shares to the pro rata portion of any tax refunds received by the Company as a result of certain net operating losses incurred by the Company with respect to its stub 2014 tax year (the “Tax Refund Amount”). The total consideration payable by the Company in the Merger (not including cash to be contributed by Summit) is $49.0 million, at least $9.8 million of which will be payable in Class A common stock of the Company.

The Closing Merger Consideration will be payable in cash (approximately 80%) and Class A common stock of the Company (approximately 20%), but Summit’s shareholders will have the right to elect to receive additional shares of Class A common stock of the Company in lieu of all or any portion of the merger consideration payable to them in cash (other than cash contributed by Summit).

Each CVR represents, generally, the right to receive the pro rata portion of: a $4.5 million holdback remaining after deducting amounts, if any, owing to the Company if Summit does not meet certain revenue and EBITDA targets for 2013, and an additional $0.5 million holdback remaining after deducting any amounts owing to the relevant tax authorities with respect to certain taxes, if any, payable by Summit for its tax years prior to the closing; plus or minus the amount by which Summit’s “normalized net capital” is greater or smaller than “target net capital” of $4.0 million .

Under the Merger Agreement, any outstanding restricted stock units of Summit that are settled in, and any stock options (granted under Summit’s 2000 and 2006 Incentive Compensation Plans) and warrants to purchase, common stock of Summit, to the extent not previously vested or exercised, as applicable, will vest as of immediately prior to the closing. In addition, any stock options granted under the 2000 Plan and any warrants that are outstanding and unexercised immediately prior to the closing will not be entitled to any consideration in the Merger and will be assumed by the Company and converted into options and warrants to purchase Class A common stock of the Company; any stock options granted under the 2006Plan that are outstanding and unexercised immediately prior to the closing will be deemed exercised on a cashless basis for the Aggregate Merger Consideration and the Tax Refund Amount with respect to the remaining underlying deemed shares of Summit common stock; and any restricted stock units will be converted into the right to receive the Aggregate Merger Consideration and the Tax Refund Amount as if such unit was a share of Summit common stock.

The parties estimate that, if no elections are made to receive additional shares of Class A common stock of the Company, and (i) no options and warrants to purchase Summit common stock are exercised in cash prior to the closing, the per-share cash portion of the Closing Merger Consideration will be $0.960 and the per-share stock portion of the Closing Merger Consideration will be $0.298, or (ii) all options and warrants to purchase Summit common stock are exercised in cash prior to the closing, the per-share cash portion of the Closing Merger Consideration will be $1.0286 and the per-share stock portion of the Closing Merger Consideration will be $0.2292. The number of shares of Class A common stock to be delivered by the Company will be determined based upon an exchange ratio equal to the quotient of the per-share stock portion of the Closing Merger Consideration divided by the volume weighted average closing sale price per share of the Company’s Class A common stock for the ten consecutive trading days ending on the second trading day immediately prior to the closing.

The board of directors of the Company and Summit's board of directors (acting upon the unanimous recommendation of a special committee comprised solely of Summit’s independent directors (the “Special Committee”)) have unanimously approved the Merger Agreement, and the Summit board has agreed to submit the Merger Agreement to a vote of Summit’ shareholders and recommended that Summit’s shareholders approve the Merger. Summit has agreed, subject to certain exceptions with respect to unsolicited proposals, not to solicit or negotiate competing acquisition proposals or recommend or enter into any alternative business combinations. However, after receiving an unsolicited acquisition proposal, the Summit board may withdraw its recommendation in favor of the approval of the Merger Agreement, terminate the Merger Agreement and enter into an alternative business combination agreement if, among other conditions, the Summit board determines in good faith after consultation with its advisors that the proposal constitutes a “superior proposal” and failure to withdraw its recommendation would be inconsistent with its fiduciary duties; the Company has declined to match such proposal; and concurrently with such termination, Summit pays to the Company a termination fee in the amount of $1,400,000 and expenses up to $600,000. The Merger Agreement contains certain additional termination rights for Summit and the Company, which may require Summit to pay to the Company a termination fee and/or expenses in the amounts described above, as well as a termination right of Summit if, under the circumstances described in the Merger Agreement, at the closing the Company fails to deposit an amount of cash (not to exceed $34.2 million) sufficient to pay the cash consideration payable under the Merger Agreement to holders of Summit common stock and common stock equivalents, in which case the Company must pay to Summit a $1,000,000 termination fee.

Summit and the Company have made customary representations and warranties to one another and agreed to customary covenants in the Merger Agreement.

The completion of the Merger is subject to approval of the Merger by the Summit’s shareholders and by the Financial Industry Regulatory Authority, Inc. In addition, completion of the Merger is subject to satisfaction or waiver of a number of customary conditions, as well as the following: in the case of Summit, the Company depositing an amount of cash sufficient to pay the cash consideration payable under the Merger Agreement to holders of Summit common stock and common stock equivalents; in the case of the Company, subject to any elections made by Summit’s shareholders, the Company not being required to pay cash in an amount in excess of $34.2 million in the aggregate and Class A common stock in an amount in excess of $9.8 million in the aggregate; the employment agreements and employment term sheets entered into with certain officers and employees of Summit at the time of the Merger Agreement being in full force and effect; in the case of Summit, the transaction payment plan adopted by Merger Sub at the time of the Merger Agreement (which provides for aggregate restrictive covenant payments of $2.8 million at the closing to certain officers and employees of Summit, as well as additional incentive compensation of $2.0 million for the achievement of performance targets for 2014) being in full force and effect; the effectiveness of a registration statement on Form S-4 with respect to the Class A common shares to be issued pursuant to the Merger and approval for listing on the New York Stock Exchange of the Class A common stock issued by the Company; and, in the case of the Company, dissenting shares representing less than 7% of the outstanding common stock of Summit, and Summit maintaining certain agreed levels of “gross dealer concessions” and “net capital.” The completion of the Merger is not conditioned on antitrust clearance or receipt of any financing by the Company. The Merger is expected to be consummated in the first quarter of 2014.

In connection with the Merger Agreement, Cassel Salpeter & Co., LLC acted as financial advisor to the Special Committee.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Summit or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Summit or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Summit’s public disclosures.

The description of the Merger Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a voting agreement with Marshall Leeds, Summit’s President and Chief Executive Officer (with respect to 6,480,000 shares of Summit common stock, and restricted stock units and options relating to an additional 8,865,087 shares of Summit common stock, representing approximately 31.7% of Summit’s outstanding common stock and, including the shares underlying the RSUs and options, 35.9% of Summit’s outstanding common stock on a fully diluted basis), pursuant to which, Mr. Leeds, among other things, has agreed to vote his shares of Summit common stock in favor of the approval of the Merger Agreement and the Merger and against any alternative transaction (the “Voting Agreement”). The Voting Agreement will automatically terminate if the Merger Agreement is terminated in accordance with its terms.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Investor Presentation

The Company prepared an investor presentation with respect to the Merger. Directors, officers and other representatives of the Company and Summit intend to present some of or all of such investor presentation at various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Press Release

On November 18, 2013, the Company and Summit issued a joint press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information furnished, included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, plans for the operations of the Company and Merger Sub post-closing, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the Company and Merger Sub post-closing, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite approvals for the Merger, including, among other things, Summit stockholder approval and regulatory approval of certain changes in control of Summit’s FINRA-regulated broker-dealer businesses; market volatility; unexpected costs or unexpected liabilities that may arise from the Merger, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the Merger Agreement. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

No Offer to Sell or Solicitation of an Offer to Buy Securities

The information set forth herein does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or Summit in the United States or in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Important Additional Information Filed With the SEC

The Company plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction and Summit plans to file with the SEC and mail to their respective stockholders a proxy statement in connection with the proposed transaction, which will be included in the Company’s Registration Statement on Form S-4 (the “Proxy Statement/Prospectus”). THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SUMMIT, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by the Company and Summit in connection with the proposed transaction through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and such other documents by phone, e-mail or written request by contacting the investor relations department of the Company or Summit as follows:

The Company:

Brian S. Block, CFO

RCS Capital Corporation

bblock@arlcap.com

Phone: (866) 904-2988

Summit:

Steven C. Jacobs, CFO

Summit Financial Services Group, Inc.

sjacobs@summitbrokerage.com

Phone: (561) 338-2800

Participants in the Solicitation

The Company, Summit and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on June 6, 2013. Information regarding Summit’s directors and executive officers is contained in Summit’s Form 10-K for the year ended December 31, 2012 and proxy statement dated October 8, 2012, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 16, 2013, by and among RCS Capital Corporation, Dolphin Acquisition, LLC and Summit Financial Services Group, Inc.
10.1	Voting Agreement, dated as of November 16, 2013, by and among RCS Capital Corporation and Marshall Leeds
99.1	Investor Presentation
99.2	Joint Press Release issued on November 18, 2013

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: November 18, 2013	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director